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                                                                 EXHIBIT 10.5(a)

                              CONSULTING AGREEMENT


        This Consulting Agreement ("Agreement"), is entered into this __ day of January, 2000 (the "Execution Date"), by and between I.T. Technology, Inc. a Delaware corporation (the "Company") and Petty Consulting, Inc. (the "Consultant") and for the services of Robert Petty ("Petty").

        WHEREAS, Petty is an experienced executive with financial, operational and marketing expertise in high technology and Internet related businesses;

        WHEREAS, the Company requires immediate additional senior executive expertise and experience to assist it in strategic planning and operational initiatives, and in connection therewith, the Company desires to engage the Consultant to provide the services of Petty to provide such management and financial expertise;

        WHEREAS, the Consultant agrees to accept such assignment and to provide the Company with the services of Petty pursuant to the terms and conditions set forth in this Agreement for one year from the date hereof or such shorter period as provided herein; and

        NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the Company and Consultant agree as follows:



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        1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings, unless otherwise expressly provided or unless the context otherwise requires.

            "Cause" means, except as otherwise contemplated by Sections 5(a) or 5(c) below, the involuntary termination of the Agreement by the Company by reason of:

            (i) the material breach by Consultant or Petty of the terms and conditions of this Agreement;

            (ii) the willful or habitual failure by Consultant or Petty to perform requested duties commensurate with their duties pursuant to the terms of this Agreement (the "Breach"); or

            (iii) the willful engaging by Consultant or Petty in misconduct materially injurious to the Company.

        2. Consulting Services. Subject to the restrictions and limitations set forth below, during the "Term", as hereinafter defined, of this Agreement, Consultant and the Company hereby agree:

            (a) Consultant shall make available Petty to the Company to serve the Company. As such Petty shall assist the Board of Directors as requested concerning the Company's strategic direction and initiatives. Consultant shall be responsible for developing and fostering shared goals and strategies amongst the Company's operating subsidiaries or divisions and shall have shared accountability with other management members for the Company's overall financial results. Consultant shall also be responsible for assisting the Company in recruiting and developing executives for its operating subsidiaries or divisions.



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            (b) Subject to any services rendered by Petty as a Consultant or employee to Stampville.com, Inc., Consultant shall make Petty available to render his services to the Company on a substantially full-time basis. The consulting services rendered by Consultant as set forth in Sections 2(a) and 2(b) above shall hereinafter be defined as the "Consulting Services."

            (c) The Consultant shall, during the Term hereof while performing the Consulting Services, shall at all times be, act, function, and perform all services and responsibilities as an independent contractor. It is further mutually understood and agreed that no work, act, commission or omission of any act by the Consultant, Petty or the Company pursuant to the terms of this Agreement shall be construed to make or render the Consultant or Petty an employee of the Company. The Consultant shall and shall cause Petty to: (i) be fully responsible for their own debts and obligations and (ii) not under any circumstances hold themselves out as an employee of the Company.

            (d) Consultant shall cause Petty to make take such out of town business trips as requested by the Company in connection with Consultant's duties pursuant to this Agreement.

            (e) Petty shall report to and be supervised by the Chief Executive Officer of the Company and its Board of Directors.

            (f) Subject to the overall supervision of the Company's Board of Directors and its Chief Executive Officer, except as otherwise provided in this Agreement, the Company shall have no right or authority to direct or control the Consultant or Petty with respect to the actual performance of the Consulting Services. The Company is only interested in the results obtained by the Consultant with respect to the Consulting Services. The manner and



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methods utilized by the Consultant or Petty in performing the Consulting
Services and achieving the desired result on behalf of the Company shall be under the exclusive control of the Consultant.

        3. Compensation.

            (a) Subject to Section 12(e) below, as compensation for Consultant's agreement to cause Petty to be available to render the Consulting Services during the Term of this Consulting Agreement, the Company agrees to compensate the Consultant at a rate of Twelve Thousand Dollars ($12,000USD) annually (the "Consulting Fee"). Said Consulting Fee shall be payable in equal monthly installments in arrears, pursuant to the Company's normal compensation practices, or in such other installments as may be agreed upon between the parties.

            (b) The Consulting Fee shall be reviewed quarterly by the Company and may be adjusted to reflect the achievement of mutually agreeable milestones by the Company.

            (c) Except as expressly set forth in this Section 3 or elsewhere in this Agreement, Consultant shall not be entitled to receive any other compensation or benefits from the Company as a result of the performance of Consultant's consulting services hereunder, including but not limited to participation in the Company's life, health and disability insurance plans, profit sharing, pension or 401(k) bonus plans or any other plans or programs currently or which in the future may become available to the Company's officers or employees, in such capacities. Neither Consultant nor Petty shall be entitled to vacation, severance, sick-pay, holiday or other benefits from the Company.

            (d) The Company agrees to grant Petty options to purchase up to 1,450,000 shares of its common stock (the "Options"). The terms of the Options shall be as set



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forth in the Option Agreement between Petty and the Company attached hereto and made a part hereof as Exhibit "A".

        4. Expenses. The Company shall promptly reimburse Consultant for all reasonable out of pocket expenses incurred by Consultant in the discharge of Consultant's duties hereunder, including, but not limited to reasonable expenses incurred by Consultant in connection with the performance of the Consulting Services; provided that, automobile, office overhead, local telephone charges, meals and hotel expenses shall not be reimbursable. The Company shall reimburse Consultant for authorized expenses incurred in connection with the performance of the Consulting services only upon receipt from Consultant of vouchers, receipts or other reasonable substantiation of such expenses.

        5. Term of Agreement. The term of this Agreement shall commence as of the date hereof and, unless earlier terminated as herein provided, shall continue for a period of one year from the date hereof. This Agreement shall be terminated prior to the expiration of one year from the date hereof only in the event of the occurrence of any one of the following circumstances:

            (a) The death of Petty;

            (b) The Company terminates this Agreement for Cause; or

            (c) Upon no less than ninety (90) days prior written notice pursuant to Section 12(j) below by the Company or the Consultant.

For the purposes of this Agreement, the "Term" hereof shall be the period from the date hereof through the expiration of the Term or such other shorter period in the event the Agreement is terminated sooner pursuant to Sections 5(a) through 5(c) above.

        6. Compensation Upon Termination.



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            (a) In the event this Agreement is terminated pursuant to Sections
5(a) through 5(c) hereof, the Company shall be obligated to pay or provide to the Consultant under this Agreement the following and only the following: (y) any unpaid Consulting Fee through the date of termination and (z) payment for any unreimbursed expenses through the termination date.

        7. Non-Competition, Ownership and Protection of Confidential
Information.

            (a) During the Term of this Agreement and for twelve (12) months thereafter, neither the Consultant nor Petty shall (i) serve as an employee, officer, director, advisor, consultant , partner, trustee or purchase an amount in excess of five percent (5%) of any corporation, partnership, joint venture, limited liability company or other business or enterprise which competes directly or indirectly with the Company or any of its subsidiaries, affiliates or business ventures in the United States of America, the United Kingdom or the Commonwealth of Australia (hereinafter, collectively "Competitors") or (ii) solicit orders or business from any corporation, partnership, joint venture, limited liability company or other business or enterprise which was a customer of the Company or any of its subsidiaries, affiliates or business ventures during the twelve (12) months immediately preceding the termination of this Agreement.

            (b) As between the Company, on the one hand, and the Consultant and Petty, on the other hand, each project, production and all material pertaining to Petty's services hereunder, all material acquired or developed by the Company, all material of any nature whatsoever created, written, composed, prepared, supervised, submitted or interpolated by Petty, and all results, products and proceeds thereof, are and automatically shall become the sole and exclusive property of the Company (including, but not limited to, all original ideas in connection therewith) as works-made-for-hire by Petty within the course and scope of Petty's services for the Company hereunder. As between the Company, on the one hand, and the Consultant and



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Petty, on the other hand, Company shall have the sole and exclusive right in perpetuity, throughout the universe, in its sole and absolute discretion, to sell, use, license and otherwise exploit each such project, production, material and results, products and proceeds, or any portion or element thereof, without any obligation or liability to Consultant or Petty of any kind or nature whatsoever, by any means, method or medium, whether now known or hereafter devised. All of the results, products and proceeds of Petty's services hereunder (including, but not limited to, all material of any nature whatsoever created, written, composed, prepared, supervised, submitted or interpolated by Petty) is the sole and exclusive property of Company and Company shall, solely for this purpose, be the author thereof as Petty's employer-for-hire. All rights granted or agreed to be granted to Company hereunder shall vest in Company immediately and shall remain perpetually vested in Company, its successors or assigns, whether this Agreement expires in its normal course or is terminated for any reason whatsoever. If the Company at any time desires to secure separate assignments with respect to any of the foregoing, Consultant shall, and shall cause Petty to, duly execute, acknowledge and deliver the same upon the Company's request therefor; it being expressly agreed, however, that all rights herein granted or agreed to be granted to the Company shall vest in the Company whether or not any such separate assignment is requested by Company or executed and delivered by the Consultant or Petty. The Consultant shall not, and concurrently herewith shall cause Petty to agree not to and the Consultant shall not permit Petty to, transfer or purport to transfer any right, title, privilege or interest in or to any of the results, products or proceeds of Petty's services hereunder, or any of the Company's rights or property, to any other person or authorize or willingly permit any person to infringe in any way upon any of the Company's rights or property, and the Consultant hereby authorizes the Company, and concurrently herewith shall cause Petty to authorize the Company, in Consultant's



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or Petty's name or otherwise to institute any proper legal proceedings to prevent such infringement.

            (c) The Consultant covenants and agrees that neither it nor Petty will at any time during or after the Term of this Agreement reveal, divulge or make known to any person, firm or corporation any information, knowledge or data of a proprietary nature relating to the business of the Company or any of its affiliates which is not or has not become generally known or public. The Consultant and Petty shall hold, in a fiduciary capacity, for the benefit of the Company, all information, knowledge or data of a proprietary nature, relating to or concerned with, the operations, customers, developments, sales, business and affairs of the Company and its affiliates which is not generally known to the public and which is or was obtained by the Consultant and Petty during the Term of this Agreement. The Consultant and Petty recognize and acknowledges that all such information, knowledge or data is a valuable and unique asset of the Company and accordingly he will not discuss or divulge any such information, knowledge or data to any person, firm, partnership, corporation or organization other than to the Company, its affiliates, designees, assignees or successors or except as may otherwise be required by the law, as ordered by a court or other governmental body of competent jurisdiction, or in connection with the business and affairs of the Company.

        8. Consultant's Representations, Warranties and Further Agreements. The Consultant hereby represents and warrants to, and further agrees with, the Company as follows:

            (a) The Consultant is a duly organized, validly existing corporation in good standing in the State of New York and each other state where the conduct of its business requires such qualification; the Consultant is free to enter into this Agreement and to grant the



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rights herein granted; the Consultant has a valid, binding, subsisting agreement with Petty pursuant to which Petty is obligated to render services for the Consultant exclusively for the Term and the Consultant is entitled exclusively to the services of Petty and all of the results and proceeds thereof.

            (b) The Consultant is a bona fide corporate business entity established for a valid business purpose within the meaning of the tax laws of the United States and not a mere sham, conduit, or agent for Petty.

            (c) The Consultant covenants and agrees to make all required "Governmental Payments", as hereinafter defined, in a timely manner which arise out of OR which may become due as a result of the Consultant's and/or Petty rendering Consulting Services under this Agreement. For the purposes of this Agreement "Governmental Payments" shall be defined as any and all payments required to be made on behalf of either the Consultant and/or Petty to a Federal, state or local taxing authority or governmental agency arising out of or resulting from this Agreement or the rendering of the Consulting Services hereunder, including but not limited to withholding for state or Federal income, disability or social security taxes and workers compensation.

            (d) The Consultant further acknowledges and agrees that the foregoing covenants, representations and warranties will be relied upon by the Company for the purpose of determining whether or not it is necessary for the Company to make Governmental Payments and the Consultant agrees that if any Governmental Payments are not made, and if thereafter it is determined that such Governmental Payments were legally required by the Company, each of Consultant and Petty shall indemnify, defend and hold the Company, and each of the Company's officers, shareholders, directors, members, and other representatives, harmless from and against



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any and all claims, liabilities, judgments, lawsuits, damages, costs and expenses with respect to such unpaid Governmental Payments, including, but not limited to, any penalties, interest and reasonable attorneys' fees and costs in the defense and disposition of any such matter relating thereto.

            (e) The Consultant is now, and will for at least the Term continue to be, the employer of Petty, the Consultant is not subject to any obligation or disability which will or might prevent or interfere with the full completion and performance by the Consultant or Petty of all the obligations and conditions to be kept or performed by the Consultant or Petty hereunder, the Consultant has not made and will not make any grant or assignment which will or might conflict with or impair the complete enjoyment of the rights and privileges granted to the Company hereunder, and the Consultant shall discharge all obligations imposed on employers including, without limitation, the payment of taxes and the making of all payments required to be made under any applicable collective bargaining agreement by reason of Petty's services rendered pursuant hereto.

            (f) If the Consultant should be dissolved, or should otherwise cease to exist, or for any reason whatsoever should fail, be unable, neglect, or refuse to perform, observe or comply with the terms, covenants and conditions of this Agreement, the Company in its sole discretion, may terminate this Agreement for "cause".

        9. Indemnities.

            (a) The Consultant shall, and shall cause Petty to, defend, indemnify and hold the Company and its "affiliates" (as such term is defined under the Securities Exchange Act of 1934, as amended) harmless, from and against any liabilities, losses, claims, demands, costs (including, without limitation, reasonable attorneys' fees) and expenses arising out of or in



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connection with any breach or alleged breach of any warranty, representation or agreement of the Consultant or Petty under this Agreement.

            (b) The Company shall indemnify the Consultant, during and after the Term of this Agreement, to the fullest extent provided for in the Company's Articles of Incorporation or Bylaws, as in effect, or as may thereafter be amended, modified or revised from time to time (collectively, "Company's Articles"), or permitted under the law of Delaware or such other state in which the Company may hereafter be domiciled, against any and all costs, claims, judgments, fines, settlements, liabilities, and fees or expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with any proceedings (including, without limitation, threatened actions, suits or investigations) brought by party or parties other than the Consultant or the Consultant's successors or assignees arising out of or relating to the Consultant's actions or inactions or the Consulting Services performed by the Consultant or any counterclaims brought in defense of an otherwise indemnifiable action at any time during the Term of this Agreement. The indemnification contemplated under this Section 9(b) shall be provided to the Consultant unless, at the time indemnification is sought, such indemnification would be prohibited under the law of Delaware or of the state in which the Company may then be domiciled; and the Company may rely on the advice of its counsel in determining whether indemnification is so prohibited.

        10. Arbitration. With the exception of the Company's right to enforce the provisions found in Section 7 of this Agreement pursuant to Section 11 hereof, any and all disputes arising out of or relating to this Agreement, including the rendering by Petty of the Consulting Services hereunder, the termination of this Agreement, any claim for unlawful retaliation, wrongful termination of employment, violation of public policy or unlawful



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discrimination or harassment because of race, color, sex, national origin, religion, age, physical or mental disability or condition, marital status, sexual orientation or other legally protected characteristic shall be resolved by final and binding arbitration before a single arbitrator. EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION, THE PARTIES AGREE THAT IF A DISPUTE OR CLAIM OF ANY KIND ARISES BETWEEN THEM, THEY AGREE TO WAIVE ANY RIGHTS EACH MAY HAVE TO A JURY OR COURT TRIAL.

        Any party hereto electing to commence an action shall give written notice to the other parties hereto of such election. The arbitrator shall be limited to an award of monetary damages, shall not be entitled to award punitive damages and shall conduct the arbitration in accordance with the California Rules of Evidence. The dispute shall be settled by arbitration to take place in Los Angeles County, California, in accordance with the then rules of the American Arbitration Association or its successor. The award of such arbitrator may be confirmed or enforced in any court of competent jurisdiction. The costs and expenses of the arbitrator including the attorney's fees and costs of each of the parties, shall be apportioned between the parties by such arbitrator based upon such arbitrator's determination of the merits of their respective positions. Nothing contained in this Section shall in any way be construed to modify, expand or otherwise alter the rights and obligations of the Company and the Consultant contained elsewhere in this Agreement.

        11. Equitable Remedies. In the event of a breach or threatened breach by the Consultant or Petty of any of their obligations under Section 7 hereof, the Consultant acknowledges that the Company may not have an adequate remedy at law and therefore it is mutually agreed between the Consultant and the Company that in addition to any other remedies at law or in equity which the Company may have, the Company shall be entitled to seek in a



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court of law and/or equity a temporary and/or permanent injunction restraining the Consultant from any continuing violation or breach of this Agreement.

        12. General Provisions.

            (a) Nothing contained herein shall constitute a partnership between, or joint venture by, the parties hereto or constitute either party the agent of the other. Neither party shall hold itself out contrary to the terms of this subsection, and neither party shall become liable for the representation, act or omission of the other contrary to the provisions hereof. This Agreement is not for the benefit of any third party and shall not be deemed to grant any right or remedy to any third party whether referred to herein or not. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision(s) of this Agreement and any material statute, law, ordinance, order or regulation contrary to which the parties hereto have no legal right to contract, the latter shall prevail; provided, however, that in such event the provision(s) of this Agreement so affected shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirement, and no other provisions of this Agreement shall be affected thereby, and all such other provisions shall continue in full force and effect.

            (b) The Consultant acknowledges that the Company has advised the Consultant to seek the advice of counsel in connection with Consultant's rights with respect to this Agreement. In connection with the foregoing, the Consultant and the Company acknowledge that the Company has been represented by its outside counsel, the firm of Jeffer, Mangels, Butler & Marmaro LLP ("JMBM") in connection with the negotiation, documentation and execution of this Agreement. The Consultant further acknowledges and agrees that JMBM



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has represented only the interests of the Company in connection with this
Agreement and has not represented the Consultant or Petty.

            (c) Neither the Consultant nor Petty is an employee of or employed by the Company with respect to the performance of Consulting Services to the Company during the Term of this Agreement; accordingly, the Consultant shall indemnify the Company against any and all withholding and/or employment taxes charged against the Company with respect to the Consultant's performance of Consulting Services during the Term of this Agreement.

            (d) This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger, reorganization or other transaction in which the Company is not the surviving or resulting corporation or upon any transfer of all or substantially all of the assets of Company in the event of any such merger, or transfer of assets. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred in the same manner and to the same extent that the Company would be required to perform it if no such transaction had taken place.

            (e) Except as otherwise provided by law or elsewhere herein, during the pendency of an act of force majeure, as hereinafter defined, at the Company's sole discretion, the Company may elect to suspend the operation of this Agreement for all or any part of the pendency of an act of force majeure (the "Suspension"). During any such Suspension, the Term of this Agreement shall be suspended and the obligations of the Company to the Consultant, including the accrual or payment of compensation due the Consultant during the period of such suspension, shall be inoperative. In the event the Suspension is in effect for a



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period in excess of thirty (30) days the Consultant may elect to terminate the
Agreement by prior written notice to the Company, pursuant to Section 12(l) below. For the purposes hereof force majeure shall be defined as any act commonly referred to as force majeure which materially and adversely affects the Company's business and operations, including but not limited to:

            (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, epidemic, explosion, accident, calamity or other act of God;

            (ii) any strike or labor dispute or court or government action, order or decree;

            (iii) a banking moratorium having been declared by federal or state authorities;

            (iv) an outbreak of major armed conflict, blockade, embargo, or other international hostilities or restraints or orders of civic, civil defense, or military authorities, or other national or international calamity having occurred;

            (v) any act of public enemy, riot or civil disturbance or threat thereof; or

            (vi) an injunction, temporary restraining order or other legal or governmental action, which materially adversely affects the Company's ongoing business and operations.

            (f) Neither the Consultant nor Petty directly or indirectly shall issue or permit the issuance of any publicity whatsoever regarding, or grant any interview to make any statements concerning, Petty's services hereunder, or any of the results, products or proceeds thereof, without Company's prior written consent in each such instance.



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            (g) Neither the Consultant nor Petty shall any right, power or authority to accept any order or to assume or create any obligation, expressed or implied, on behalf of the Company without previously being empowered by either the Board or the CFO to do so.

            (h) The Consultant shall furnish and be fully responsible for all equipment. tools, and instrumentalities that may be necessary for the Consultant to perform the Consulting Services.

            (i) This Agreement may not be modified, altered or amended except by an instrument in writing signed by the parties hereto.

            (j) This Agreement shall be construed in accordance with the laws of the State of California except to the extent that any provision of Section 9 hereof may relate to an interpretation of the corporation laws of Delaware, the state in which the Company is domiciled, in which case such provision shall be construed in accordance with the corporation laws of that state.

            (k) Nothing in the Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability pursuant to court order to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If any provision of this Agreement is declared by a court of competent jurisdiction to be void, invalid or enforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall, nevertheless, remain in full force and effect in all other circumstances and shall automatically be deemed to be replaced by another provision which are as similar as possible to the provisions which are deemed unenforceable, but are valid and enforceable.



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            (l) Any notice to the Company required or permitted hereunder shall be given in writing to the Company, either by personal service, facsimile or, if by mail, by registered or certified mail return receipt requested, postage prepaid, duly addressed to the Secretary of the Company at its then principal place of business with a copy to Barry L. Burten, Esq., Jeffer, Mangels, Butler & Marmaro LLP, 2121 Avenue of the Stars, 10th Floor, Los Angeles, California 90067. Any such notice to Consultant shall be given in a like manner, and if mailed shall be addressed to Consultant at Consultant's address above or such later address then shown in the files of the Company with a copy to _______________________________________. For the purpose of determining compliance with any time limit herein, a notice shall be deemed given on the fifth business day following the postmarked date, if mailed, or the date of delivery if personally delivered or delivered by facsimile.

            (m) A waiver by either party of any term or condition of this Agreement or any breach thereof, in any one instance, shall not be deemed or construed to be a waiver of such term or condition or of any subsequent breach thereof.

            (n) This Consulting agreement along with Exhibit "A" hereto constitutes the complete understanding of the parties with respect to the subject matter hereof and supercedes all other arrangements, understandings and agreements between the parties. In this regard, Consultant and Petty acknowledge and agree that the Company and I.T. Technology Pty. Ltd. have fulfilled all of their obligations and discharged all of their responsibilities with regard to Petty's employment by I.T. Technology Pty. Ltd. prior to the date hereof. Furthermore, ConsultanT and Petty acknowledge that such employment terminated as of December 17th, 1999.



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            (o) The section and subsection headings contained in this Agreement are solely for convenience and shall not be considered in its interpretation.

            (p) This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

            (q) The Consultant represents and agrees that the Consultant has carefully read and fully understands all of the provisions of this Agreement and is voluntarily entering into this Agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the day and year first written above.

                                            COMPANY:

                                            I.T. TECHNOLOGY, INC.
                                            a Delaware corporation

                                            /s/ LEVI MOCHKIN
                                            ---------------------------------
                                            By:    Levi Mochkin

                                            Its: Chief Executive Officer


                                            CONSULTANT:

                                            PETTY CONSULTING, INC.

                                            /s/ ROBERT PETTY
                                            ------------------------------

                                            By:   Robert Petty
                                            Its:   President



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